UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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HESS CORPORATION

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DELIVERING SHAREHOLDER VALUE MARCH 4, 2013

Forward-Looking Statements and Other Information
This presentation contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934.  These projections and statements reflect the company’s current views with respect to future events and financial performance.  No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain risk factors.  A discussion of these risk factors is included in the Company’s periodic reports filed with the Securities and Exchange Commission.
We use certain terms in this presentation relating to reserves other than proved, such as unproved resources.  Investors are urged to consider closely the disclosure relating to proved reserves in Hess’ Form 10-K, File No.1-1204, available from Hess Corporation, 1185 Avenue of the
Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the
SEC on the EDGAR system.
Important Additional Information
Hess Corporation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Hess shareholders in connection with the matters to be considered at Hess’ 2013 Annual Meeting. Hess intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Hess shareholders. HESS SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND
ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.
Information regarding the ownership of Hess’ Directors and executive officers in Hess stock, restricted stock and options is included in their
SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.hess.com) in the section “Investors” or through the
SEC’s website at www.sec.gov. Information can also be found in Hess’ other SEC filings, including Hess’ definitive proxy statement for the
2012 Annual Meeting and its Annual Report on Form 10-K for the year ended December 31, 2012.  More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Hess’ 2013 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Hess with the SEC for no charge at the
SEC’s website at www.sec.gov. Copies will also be available at no charge at Hess’ website at www.hess.com, by writing to Hess Corporation at
1185 Avenue of the Americas, New York, NY 10036, or by calling Hess’ proxy solicitor, MacKenzie Partners, toll-free at (800) 322-2885.
This document contains quotes and excerpts from certain previously published material.  Consent of the author and publication has not been obtained to use the material as proxy soliciting material.

THE HESS VALUE PROPOSITION 3

Culmination of Our Transformation:
A Focused Pure Play E&P Company
Pure Play E&P Company
• Focused, higher growth, lower risk portfolio
• Divest Indonesia and Thailand
• Pursue monetization of Bakken midstream assets (2015)
Exit Downstream
• Divest Retail
• Divest Energy Marketing
• Divest Energy Trading (Hetco)
Return Capital to Shareholders and Retain Financial Flexibility to Fund Growth
• Increase annual dividend by 150% to $1.00 per share, effective in the third quarter of 2013
• Authorize share repurchase program of up to $4.0 billion
• Additional share repurchases from the monetization of Bakken midstream assets
The Right Board to Drive Shareholder Value
• Six new world class independent Directors with the right mix of corporate leadership, operational and financial expertise, and top level E&P experience
4
These actions are the culmination of our transformation
into a focused, higher growth, lower risk, pure play E&P company

Culmination of Strategic Transformation
5
Phase I Phase II Phase III
5-YEAR TRANSFORMATION
Jan 1, 2010 July 25, 2012 March 4, 2013
Announced three-prong strategy
•
•
•
•
•
•
•
Reduced spending
•
•
Additional asset sales
• Indonesia
• Thailand
Bakken midstream monetization
Additional reduction in capital
expenditures and exploration spend
Bakken (added 250,000 net acres)
Utica (added 185,000 net acres)
Swapped for and acquired additional
Valhall equity (Norway) for non-core Clair
(UK) & Gabon assets
Asset sales ($1.7 billion)
Closed HOVENSA joint venture refinery
in St. Croix, U.S. Virgin Islands
Exited refining with closure of Port
Reading refinery
Selling terminal network
Complete exit of downstream
• Retail
• Energy Marketing
• Energy Trading (Hetco)
Management’s continued commitment to reshaping HES’s portfolio has driven an impressive turnaround.
— Capital One, January 29, 2013
Integrated Oil
Company
Pure Play E&P
Company
5-Year 5-8% CAGR
on Production
(2012 Pro Forma - 2017)
Mid-Teens Aggregate
Production Growth
(2012 Pro Forma - 2014)
• Jambi Merang
• UK Gas Assets
• Snorre
• Cook and Maclure
• Snohvit
• Schiehallion
• Bittern
Shale
Exploitation
Focused exploration
Beryl
Azerbaijan
Eagle Ford
Russia
Upstream capex down 17% in 2013
Exploration spending down 29% in 2013
Additional asset sales ($1.5 billion)
Sales in progress

The Market Recognizes That Our Plan is Working
6 Source: Bloomberg
Note: Share price performance from 24-Jul-2012 (business day prior to 25-Jul-2012 strategy articulation) through 25-Jan-2013 (business day prior to the announcement of the planned divestiture of terminal network and Elliott's position).
Hess’ share price increased 34%, outperforming all proxy peers, from our July 25, 2012 strategy update to the last trading day before the announcement of the planned sale of our terminal network
E&P Proxy Peers
E&P Proxy Peers Median: 12%
Integrated Proxy Peers Median: 9.5%
Integrated Proxy Peers
We believe the companywide transition that began in 2009 is creating a more predictable/profitable growth model…The company is making solid progress in building a focused portfolio of long life, high return assets by leveraging its global scale and capability.
— Dahlman Rose, December 11, 2012

HESS: A PURE PLAY E&P COMPANY 7

Hess:
A Pure Play E&P Company Driving Shareholder Value
Focused Portfolio
• 78% of reserves and 84% of production in five key areas
Higher Growth, Lower Risk
• 5-year 5-8% CAGR on production (2012 pro forma – 2017)
• Mid-teens aggregate production growth (2012 pro forma – 2014)
• Growth driven by Bakken, Valhall, Tubular Bells, and North Malay Basin
Levered to Oil Prices
• Highest percentage (79%) of proved reserves that are liquids based among our peers
• Estimated 85% of 2013 pro forma crude oil production is Brent linked
Technical Breadth, Cost Efficient, Globally Capable
• Among the leaders in drilling and completion costs in the Bakken
• Global operator, selected by leading oil & gas companies and host governments on major projects
Returning Capital to Shareholders, Retaining Financial Flexibility, and
Allocating Capital Efficiently
• Increasing annual dividend
• Share repurchase program funded by asset sales
• Financial flexibility to fund lower risk reserve and production growth and drive shareholder value
The Right Board to Drive Shareholder Value
• Hess’ management and Board of Directors have built the Company’s world class asset portfolio and led the strategic transformation that has been delivering shareholder value
• To lead the transformed Hess forward we are adding six new world class independent Directors with the right mix of corporate leadership, operational and financial expertise, and top level E&P experience
8
1
2
3

E&P Portfolio Focused on Five Key Areas

¹ Snohvit field, Schiehallion, Azerbaijan assets, Russia subsidiary (Samara Nafta), Eagle Ford, Bittern, Beryl area, Indonesia and Thailand assets assumed sold as of January 1, 2012.
1
78% of Reserves / 84% of Production
Equatorial
Guinea
17% Prod.
5% Res.
Valhall /
South Arne
8% Prod.
28% Res.
JDA
17% Prod.
11% Res.
Deepwater
Gulf of Mexico
23% Prod.
11% Res.
Bakken
19% Prod.
23% Res.
Pro Forma Metrics¹
2012A Production (MBoe/d) 289
2012A Reserves (MMBoe) 1,310
2013E Production (MBoe/d) 290 – 305
Utica
Ghana
North Malay
Basin
Near Term Growth Areas
Longer Term Growth Areas
Tubular Bells

A Higher Growth, Lower Risk
Portfolio to Deliver Results

2
BAKKEN SHALE
A leading acreage position in the premier United States shale oil play
Estimated production of 64 – 70 MBoe/d in 2013 (up 15 – 25% from 2012)
Goal of net production ~120 MBoe/d by mid-decade
VALHALL FIELD
(NORWAY)
Hess 64% W.I. with net production 24 – 28 MBoe/d in 2013
Goal of net production ~75 MBoe/d
Redevelopment complete in Q1 2013 and multi-year drilling program to commence in
2013
TUBULAR BELLS
(GULF OF MEXICO)
Hess 57% W.I. and operator with first production targeted in 2014
Anticipated peak annual net production rate of ~25 MBoe/d
NORTH MALAY BASIN
Hess 50% W.I. and operator with first production of ~40 MMcf/d targeted in Q4 2013
Goal of net production ~125 MMcf/d
Gas production linked to fuel oil price in Singapore with PSC through 2033
UTICA SHALE
Attractive position in emerging unconventional play
Focus in 2013 on delineation of our acreage with ~30 wells planned
GHANA
Seven discoveries to date, including Pecan and Pecan North announced in Q4 2012 and Q1 2013
Hess 90% W.I. and operator
Company to submit an appraisal plan to the Ghanaian government for approval on or before June 2013. In parallel, Hess has begun pre-development studies on the block
5-Year 5-8% CAGR on Production (2012 Pro Forma – 2017)
Pro Forma for Announced Asset Sales Cash Margin Expected to Increase by $5 per Boe

The Leading Oil-Linked Asset Base

Source:  SEC filings, company annual reports, and company press releases
Note: Percentage of reserves that are liquids based for peers calculated as per 2012 year-end SEC filings. TLM is calculated as per its 2011 annual report, pro forma for the sale in 2012 of a 49% stake in its UK North Sea business.
3

Hess: Driving Performance in the Bakken

Reducing Bakken Well Costs…
Source: NDIC Database at 1/24/13
…While Increasing Bakken Production
Hess Completed 10 of the Top 25 Wells in the Bakken in 2012
4
45
36
34
33
31
32
29
28
2011
Q1
2011
Q2
2011
Q3
2011
Q4
2012
Q1
2012
Q2
2012
Q3
2012
Q4
$ 5 $ 5
$ 6 $ 6 $ 6 $ 6 $ 6
$ 5 $ 5 $ 5 $ 5 $ 5
$ 8 $ 8
$ 7
$ 6
$ 5 $ 5
$ 4
$ 5
$ 4 $ 4 $ 4 $ 4
$ 13 $ 13
$
$ 12
$ 11 $ 11
$ 10 $ 10
$ 9 $ 9 $ 9 $ 9
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
2012 Drilling & Completion Costs ($mm)
Drilling Costs Completion Costs
13
0
200
400
600
800
1000
1200
1400
1600
Hess Wells
Peer Wells
5
6
7
9
9
10
11
12
12
14
16
18
25 25
32
38
42
55
62
64
Net Daily Production (Mboe/d)
Drilling Performance: Spud-to-Spud Days
30-Day Initial Production Rate

Hess Has Reduced Well Costs by 30% in 2012

Source: Bakken drilling and completion cost data for Hess represents actual Q4 2012 drilling and completion costs per well. Peer costs represent peer estimated Q4 2012 pre-drill costs provided to Hess for wells where Hess has an ownership interest but is not an operator. Peer groups based on a weighted average of well costs based on total number of wells balloted. Proxy Peers include XOM/XTO, STL/BEXP, COP,
OXY, and EOG. Bakken Pure Play Peers include CLR, OAS, and KOG.
4
2012 Q4 Bakken Drilling & Completion Costs ($mm / well)
…Hess is increasingly demonstrating it can deliver results that are competitive with other leading Bakken companies.
— Goldman Sachs, January 30, 2013
$ 10.0
$ 9.4
$ 9.0
Proxy Peers Bakken
Pure Play Peers
Hess
2012 Q4

Technical Breadth, Cost Efficient,
and Globally Capable
Chosen by leading international oil companies, national
oil companies, and host governments to operate major
new oil & gas developments
• Chevron endorsed Hess as operator of the $2.3 billion
Tubular Bells offshore deep water Gulf of Mexico development
• PETRONAS selected Hess as operator of the $2.9 billion
North Malay Basin offshore development
Realizing synergies from the transfer of technical skills
and operating capabilities globally
• Bakken hydraulic fracturing expertise utilized in Malaysia/Thailand
Joint Development Area
• Managed pressure drilling and geo-steering experience in
South Arne (Denmark) utilized in Utica shale play
• Gulf of Mexico deep water expertise has driven Hess’ recent drilling success in Ghana and Equatorial Guinea
• High pressure and high temperature experience in Gulf of Mexico is being deployed in the North Malay Basin and other international assets

4

Returning Capital to Shareholders, Retaining
Financial Flexibility, and Allocating Capital Efficiently
Returning capital to shareholders
• Increased common stock dividend 150% to $1.00 per share annually, effective third quarter of
2013
• Authorized share repurchase program of up to $4.0 billion
Actual amount and timing of share repurchases dependent upon proceeds from divestiture program
• We expect to return additional capital to shareholders as a result of monetizing the Bakken midstream assets, expected 2015
Retaining financial flexibility to fund future growth
• Initial portion of the divestiture proceeds will be used to pay down short term debt, provide a cash cushion of an additional $1.0 billion against future commodity price volatility, and fund the development of our focused growth projects
Allocating capital efficiently
• Capital investments focused on higher growth, lower risk assets
• Substantial reductions in capital and exploration expenditures
Upstream capital expenditures down 17% in 2013
Exploration spending down 29% in 2013
Further decrease in capital expenditures planned in 2014
Additional cost reduction program underway

5

Former Senior Vice President of E&P for the Americas, ConocoPhillips
The Right Board to Drive Shareholder Value

We have identified a team of outstanding and experienced leaders with substantial E&P and business experience to help execute the next phase of our value plan
Former Vice Chairman of GE; President and Chief Executive Officer of GE Energy
Former Chief Executive Officer, Deloitte
Mr. Quigley led Deloitte, one of the world's largest accounting and consulting firms.  During his 38 years at Deloitte, he was a trusted consultant on strategic leadership and operating matters to senior management teams of multinational companies across industries.  As CEO, he was responsible for the consulting, tax, audit, and financial advisory practices of Deloitte, and as an advisor and consultant, helped guide major strategic initiatives at many companies.  In 2012, Mr. Quigley was named Trustee of the International Financial Reporting Standards (IFRS) Foundation, the oversight body of the International Accounting Standards Board (IASB).  He will bring to the Hess Board significant global leadership experience and knowledge of financial, tax and regulatory matters that are relevant to Hess operations.
JOHN KRENICKI JR. - 50
DR. KEVIN MEYERS - 59
JAMES H. QUIGLEY - 61
Dr. Meyers ran Exploration and Production in the Americas for ConocoPhillips, where he oversaw 6,000 employees and a $6 billion annual capital program, and was responsible for reorganizing and driving business value in the Americas E&P portfolio.  Dr. Meyers drove the reconfiguration of the company’s upstream portfolio in North America, divesting $6 billion of low growth, low margin assets and focusing capital into emerging unconventional plays. He spearheaded the company's development of the Eagle Ford and increased investment in both the Permian Basin, and the Bakken.  Dr.
Meyers has over 30 years of experience in exploration and production, both domestic and international.  Based on this experience, Dr. Meyers will bring to the Hess Board decades of managing cost-efficient E&P operations in geographies directly relevant to Hess’ focused E&P portfolio.
Mr. Krenicki recently joined private equity firm Clayton, Dubilier & Rice in 2013 after 29 years in senior leadership roles at GE, including as Vice
Chairman.  While leader of GE Energy, the unit doubled in size and profitability and became GE's largest business – with revenue increasing from $22 billion in 2005 to over $50 billion in 2012.  His responsibilities included oversight of GE’s Oil & Gas, Power & Water, and Energy management businesses, which employ more than 100,000 people in over 165 countries.  Mr. Krenicki is one of America's top corporate executives with a strong track record of success, experience, and leadership in operations, oil and gas, and energy. His experience leading large scale initiatives and operations across a global energy portfolio will add important perspective to the Hess Board as the Company completes its transformation to a pure play E&P company.
6

The Right Board to Drive Shareholder Value

6
We have identified a team of outstanding and experienced leaders with substantial E&P and business experience to help execute the next phase of our value plan
WILLIAM SCHRADER - 55
Former Chief Operating Officer, TNK-BP Russia
Mr. Schrader was a senior leader of many of BP's most important E&P businesses, including serving as President of BP Azerbaijan – one of BP’s most valued assets – and most recently served as COO of TNK-BP, which comprised 27% of BP’s reserves and 29% of BP’s production.  During his tenure as
President of BP Azerbaijan, production increased from 240,000 bpd to over 950,000 bpd while operating costs were reduced from $7/bbl to $4/bbl.  He also was responsible for all of BP’s E&P business in Indonesia including the Tangguh LNG business.  Mr. Schrader is an outstanding E&P executive responsible for transforming BP’s best and most valued E&P assets, and will bring to the Board his experience as a disciplined E&P operator
DR. MARK WILLIAMS - 61
Former Executive Committee Member, Royal Dutch Shell
Dr. Williams worked for over 35 years at Shell, including more than 17 years in Shell’s E&P and upstream business, serving most recently as a member of the Executive Committee of Royal Dutch Shell, where he was of the top three operating executives collectively responsible for all strategic, capital, and operational matters.  Most recently, as Downstream Director, Dr. Williams oversaw $400 billion in revenues and approximately 55,000 people, generating $5.3 billion in profit annually, and redirected a $6 billion annual investment into the higher growth markets of China and Brazil, while strengthening Shell’s position in key hubs in the U.S. Gulf Coast and Singapore.  His experience as part of an executive group with ultimate with expertise in production sharing structures, government relations, and delivering returns.
strategic responsibilities for the overall direction of one of the world’s largest oil & gas companies will add invaluable insight to Hess’ Board.
Former Executive Vice President and Chief Financial Officer, CBS Corporation
Mr. Reynolds was Executive Vice President and Chief Financial Officer of CBS Corporation and its predecessors from January 1994 until his retirement in August
2009.  While at CBS, Mr. Reynolds managed the company's transformation, beginning with the acquisition by Westinghouse of CBS in 1995, followed by the
Viacom-CBS merger of 2000 and the subsequent spin-out of MTV Networks, since renamed Viacom.  During his tenure as CFO of CBS, shareholders experienced substantial share appreciation and return of capital.  Mr. Reynolds is also the lead independent director at AOL Inc.  Mr. Reynolds will bring to the
Hess Board his substantial experience as a CFO with a successful track record of financial oversight, leading a successful transformation, returning capital, and delivering long term returns.
FREDRIC REYNOLDS - 62

Hess Transformed:
A Pure Play E&P Company Driving Shareholder Value
Focused Portfolio
Higher Growth, Lower Risk
Levered to Oil Prices
Technical Breadth, Cost Efficient, and Globally Capable
Returning Capital to Shareholders, Retaining Financial Flexibility,
and Allocating Capital Efficiently
The Right Board to Drive Shareholder Value
18
1
2
3
4
5
6
Management is doing all the right things…the outlook has never been better.
— Bank of America Merrill Lynch, January 31, 2013

HESS’ ASSESSMENT OF ELLIOTT’S “RECOMMENDATIONS” 19

Elliott Management’s “Recommendations”
Are Flawed and Irrelevant

We think Elliott's entry into HES is a bit late as HES is already well underway in executing a successful transformation strategy.
— Capital One, January 30, 2013
Elliott’s Central Thesis Facts
Immediately break the
Company in two
Deeply flawed idea that undermines the prospect of future value by breaking the Company into two pieces with inadequate capital structures to support future growth
Ignores tax considerations and includes flawed valuation assumptions
Hess – and a number of sell-side analysts – believe that Elliott’s central thesis will destroy real shareholder value
Elliott’s Other
“Recommendations”
Facts
Focus portfolio
Irrelevant in light of Hess’ strategic transformation, including recent announcements, to focus its portfolio on higher growth, lower risk assets
• Multi-billion dollar non-core E&P asset divestiture program well underway and realizing value, with additional assets to be sold
• Hess completely exiting downstream businesses
Instill capital and
operational discipline
Irrelevant and ignores facts related to cost leadership in Bakken and reductions to capital and exploration spending
• Total capital spending has already been reduced by 17% in 2013 and is continuing to be reduced
• Exploration spending has already been reduced by 29% in 2013
• Drilling and completion costs in the Bakken have been reduced in excess of 30% and are continuing to be reduced
• We are one of the most efficient operators in the Bakken
• Hess Bakken wells had an average 85% participation rate in 2012
Elect 5 dissident nominees
to the Hess Board
Hess’ management and Board of Directors were responsible for building the Company’s world class asset portfolio that is now delivering value to shareholders
Hess has proposed six new independent Directors with the right mix of corporate leadership, operational and financial expertise, and top level E&P experience – a best-in-class slate of Directors
None of our Directors are tethered to Singer’s unusual compensation scheme and flawed agenda

Elliott’s Central Thesis Ignores Key Issues and is
Based on Flawed Assumptions

IGNORES
FINANCING
IMPLICATIONS
Paul Singer plans to immediately break Hess into two pieces, the U.S. unconventional resource spin entity, “ResourceCo,” and the remaining Hess assets, “InternationalCo,” both of which we believe would have higher financing costs and limited financial flexibility
Due to the 3-4 year cash flow deficit that Singer’s ResourceCo would incur, the spun out entity would not be able to assume any of Hess’ existing debt. Even without any initial debt, Singer’s
ResourceCo would likely be a sub-investment grade credit with limited stand-alone debt capacity.
As a result, ResourceCo’s ability to fund growth in the Bakken and hence realize future value for
Hess shareholders would be harmed
If Singer’s ResourceCo were to be spun debt free, Singer’s InternationalCo would be forced to assume all of Hess’ existing debt and therefore restrict InternationalCo’s financial flexibility, future growth rate, and ability to return cash to shareholders
IGNORES TAX
CONSEQUENCES
Paul Singer ignores the tax consequences of separating Hess into Singer’s ResourceCo and
InternationalCo
• Bakken capital spending generates substantial excess tax deductions that are used to offset taxable income generated by other U.S. assets
• Singer’s ResourceCo would be generating unused tax deductions and InternationalCo would be paying taxes on otherwise shielded income
• Singer’s InternationalCo would remain a U.S. domiciled entity with a majority of cash flow generated from foreign assets, reducing the tax efficiency of funding growth and returning cash to shareholders
Energy companies often have unproved resources and assets that haven't yet realized their value, and trying to split up a company like Hess would be a mistake in the long run.  It makes no sense. It's cutting your nose to spite your face. You don't gain anything by doing that.
— Fadel Gheit, Oppenheimer “Activist Investor Elliott Management Seeking to Remake Hess”, Dow Jones, January 29, 2013

Elliott’s Central Thesis Ignores Key Issues and is
Based on Flawed Assumptions

“International Remainco” may trade on a low multiple.
— Credit Suisse, January 29, 2013
FLAWED VALUATION
ASSUMPTIONS
We believe the Net Asset Valuation assumptions used by Singer to justify a break-up are not analytically sound. Singer’s target price objective of $126 / share is premised on achieving and sustaining significant multiple expansion for both Singer’s ResourceCo and for Singer’s
InternationalCo
• Singer ignores the recent trend in valuation multiples for pure play Bakken companies, which calls into question the ability of Singer’s ResourceCo to achieve meaningful multiple expansion
• Elliott assumes Singer’s InternationalCo achieves a “premium multiple” despite being a more highly levered, less tax efficient company with slower growth
• We believe that the financing implications of separating Hess into Singer’s ResourceCo and
InternationalCo could harm the ability for both entities to fund the growth required to maintain current, more normalized peer group valuations
…We’d note that HES’ Bakken assets are partly dependent on other parts of its portfolio to fund its growth program, while also providing steady, predictable growth to counterbalance the lumpy less predictable growth associated with its offshore assets.
— UBS, January 30, 2013

Elliott’s Central Thesis Ignores Key Issues and is
Based on Flawed Assumptions

Source: Wall Street Research
Note: Inclusive of post-tax NAV estimates, which include resource value, released or confirmed post Hess fourth quarter 2012 earnings release on January 30, 2013.
Elliott’s NAV / Share of $126 is 60% HIGHER than
the median Wall Street Research NAV of $79
Median NAV: $79
All in, we think the claim that breakup value is $97-126/share carries more than its fair share of jaw-dropping
PR – even under much more bullish commodity assumptions than our own.
— Raymond James, January 30, 2013

Elliott Overstates its Valuation Case by Focusing on
Historical Versus Forward-Looking Multiples

Source: Bloomberg, IBES.  Market data as of 01-Mar-2013.
Note: Elliott’s Bakken Peers include: CLR, OAS, and KOG.  EV / EBITDA multiples of greater than 25.0x excluded from 2010-2012 averages.
Elliott’s Bakken Peers
Historical 1 yr Forward EV / EBITDA Multiples
Elliott’s Bakken Peers
Current Forward EV / EBITDA Multiples
Valuation multiples are typically
inflated at the start of growth cycles…
…but valuation multiples normalize
as growth cycles mature
Elliott’s
Bakken
Valuation
EV / EBITDA
Multiple
In our opinion, the biggest valuation disconnect is the credit Hess receives for the Bakken relative to its peers in the play. We see this valuation gap narrowing as HES executes in the Bakken.
— Morgan Stanley, January 30, 2013

Third Parties Agree that Elliott’s
Central Thesis Does Not Work

As the industry shifted to develop the Bakken in earnest, Hess moved quickly to cement its position.
Using the strength of cash flows from the international business that is the anchor of an investment grade credit rating, Hess had the firepower to secure twin acquisition of American Oil and Gas, Tracker resources and Marquette exploration (Utica) that now constitute the core assets in its unconventional portfolio. Without the international business potential for any further acquisitions would have been muted in our view, as it would not have had the firepower to secure the footprint that has anchored our investment case. Put simply the International business enabled what Hess is essentially the core of its investment case today.
— Bank of America Merrill Lynch, January 31, 2013
It is also important to point out that there are serious practical consequences for divesting (even in part)
the company’s fastest-growing asset. The “stub” (i.e., the remainder of Hess’s upstream portfolio) would become a much less appealing business, with a short reserve life, slim visibility on growth (it would be almost entirely exploration-centric), and a very high tax burden due to the overseas overweight.
— Raymond James, January 30, 2013

Hess Has Been Aggressively
Focusing its Portfolio Since 2010

PHASE I
(2010 – JUL 24, 2012)
Asset sales ($1.7 billion)
• Jambi Merang (Indonesia)
• Central & Southern North Sea gas
assets, Cook & Maclure, Bittern /
Triton & Schiehallion fields (UK)
• Snorre & Snohvit fields (Norway)
PHASE II
(JUL 25, 2012 – MAR 3, 2013)
Sales agreements reached /
completed ($1.5 billion)
• Beryl (UK)
• ACG/BTC (Azerbaijan)
• Eagle Ford (U.S.)
• Samara Nafta (Russia)
PHASE III
(MAR 4, 2013 – 2015)
Further asset sales
Monetize Bakken midstream
Closed HOVENSA joint venture
refinery in St. Croix, U.S. Virgin
Islands
Closed Port Reading refinery in
New Jersey
Sale in progress
• Terminal network
Exit Downstream
• Retail (1,361 gas stations and
convenience stores)
• Energy marketing (incl. power
plants)
• Energy trading (Hetco)
UPSTREAM DOWNSTREAM
Sales in progress
• Sinphuhorm field (Thailand)
• Pailin field (Thailand)
• Natuna field (Indonesia)
• Pangkah field (Indonesia)

Hess Has Been Aggressively Cutting Capital
Spending…With More to Come in 2014
We are transitioning from a period of intense investment in our high return assets to one of increasing production yield and positive cash generation
We are substantially reducing our capital and exploration spending
• 2013 upstream capital expenditures reduced by 17%
• 2013 exploration spending reduced by 29%
• Bakken expenditures are expected to be $2.2 billion in 2013 versus $3.1 billion in 2012, a 29% decrease
Additional reductions in capital and exploratory expenditures are planned for 2014
Additional cost reduction program underway
27
Peak
Bakken
Capex
¹ Pro forma for all announced asset sales, 2013B upstream capital expenditures expected to be $6.2 billion.
2
Excludes exploration capital for unconventional assets.

Hess is an Efficient Operator and
Partner of Choice in the Bakken

Source: Bakken drilling and completion cost data for Hess represents actual Q4 2012 drilling and completion costs per well.  Peer costs represent peer estimated Q4 2012 pre-drill costs provided to Hess for wells where Hess has an ownership interest but is not an operator.  Peer groups based on a weighted average of well costs based on total number of wells balloted.  Proxy Peers include XOM/XTO, STL/BEXP, COP, OXY, and EOG. Bakken Pure Play Peers include CLR, OAS, and KOG.
Efficient Bakken operator
• Our Bakken well drilling and completion costs
are below or in line with our peers
• We expect further cost efficiencies to result from
our shift to pad drilling
High peer participation rates in Hess wells
• Bakken wells had 85% average participation
rate in 2012
Exceptional Bakken well performance
• Hess completed 10 of the top 25 highest
30-day initial production rate wells in 2012,
including 3 of the top 5 wells
Bakken well costs continue to trend lower and we
have greater confidence Hess can hit capex
guidance.
—Morgan Stanley, January 30, 2013
$ 10.0
$ 9.4
$ 9.0
Proxy Peers Bakken Hess
Q4 2012 Bakken Well Costs ($mm / Well)
0%
20%
40%
60%
80%
100%
Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec
2012 Well Participation Rates
Average: 85%
Pure Play Peers

The Right Directors and the Right Governance to
Lead the Transformed Hess
Hess’ management and Board of Directors have built the Company’s world class asset portfolio and led the strategic transformation that has been delivering shareholder value
In August of 2012, we met with an independent search firm to help us identify new candidates in anticipation of upcoming vacancies on our Board
We have identified six outstanding new independent Directors who believe in the value creation opportunities of the transformed Hess
• These individuals have held senior leadership positions at some of the world’s largest companies including Royal Dutch Shell, BP, ConocoPhillips, GE, CBS / Viacom, and Deloitte
• As a result of the proposed changes, 13 of the 14 Directors will be independent
• None of the Hess Directors are tethered to Elliott’s unusual compensation scheme and flawed agenda
We also have taken the following actions to enhance our corporate governance
• Formally adopting a lead independent director position with enhanced duties
• Appointing John H. Mullin III as the new lead independent Director
• Adopting a mandatory director retirement policy
• Naming new chairpersons for each Board committee

DELIVERING SHAREHOLDER VALUE MARCH 4, 2013